Exhibit 99.1

Accenture Reports Second-Quarter Fiscal 2010 Results

— Company delivers revenues of $5.18 billion, operating margin of 12.6% and EPS of $0.60 —

— Bookings are strong, at $6.52 billion, with consulting bookings of $3.39 billion and outsourcing bookings of $3.13 billion —

— Company declares semi-annual cash dividend of 37.5 cents per share —

NEW YORK; March 25, 2010 — Accenture (NYSE: ACN) reported financial results for the second quarter of fiscal 2010, ended Feb. 28, 2010, with net revenues of $5.18 billion, a decrease of 2 percent in U.S. dollars and 8 percent in local currency from the same period last year and within the company’s guided range. Diluted earnings per share were $0.60.

Operating income was $651 million and operating margin was 12.6 percent, compared with operating income of $677 million and operating margin of 12.9 percent in the second quarter last year. Operating margin of 12.9 percent in the second quarter last year included a 30-basis-point benefit resulting from a reduction in reorganization liabilities in that quarter.

New bookings for the quarter were $6.52 billion, with consulting bookings of $3.39 billion and outsourcing bookings of $3.13 billion, bringing total new bookings for the first half of fiscal 2010 to more than $12 billion.

In addition, Accenture’s Board of Directors has declared a semi-annual cash dividend of 37.5 cents per share, to be paid on May 14, 2010. In October, the company said that it would move from an annual to a semi-annual schedule for the payment of dividends starting in the third quarter of fiscal 2010.

William D. Green, Accenture’s chairman & CEO, said, “Our second-quarter results demonstrate that we continue to manage our business very well in a challenging economic environment and that clients value our knowledge, experience and skills, as well as our focus on execution excellence and value delivered. Revenues were within our expected range, we delivered solid operating margin and generated significant free cash flow, and our balance sheet remains strong.

“We are seeing increasing momentum in many areas of our business, as clients are starting to look to the future and to focus on growth and revenue enhancement along with continued improvements in operating efficiency. Our strong $6.5 billion in bookings — with more than $3 billion each in consulting and outsourcing — coupled with our growing pipeline, show heightened demand for our services and a positive trajectory for our business. We are well positioned to drive profitable growth and, as always, remain focused on delivering value to our clients and shareholders.”

Financial Review

Revenues before reimbursements (“net revenues”) for the second quarter of fiscal 2010 were $5.18 billion, compared with $5.27 billion in the second quarter of fiscal 2009, a decrease of 2 percent in U.S. dollars and 8 percent in local currency. Net revenues for the second quarter of fiscal 2010 reflect a foreign-exchange impact of positive 6 percent.

¡	Consulting net revenues for the quarter were $2.93 billion, a decrease of 3 percent in U.S. dollars and 9 percent in local currency from the second quarter of fiscal 2009.

¡	Outsourcing net revenues were $2.24 billion, flat in U.S. dollars and a decrease of 6 percent in local currency from the second quarter of fiscal 2009.

Diluted EPS for the second quarter of fiscal 2010 were $0.60, a decrease of $0.03 from the second quarter of fiscal 2009, broken down as:

¡	a $0.05 decrease from lower revenue and operating results in local currency;
¡	a $0.01 decrease from lower reorganization benefits included in operating income; and
¡	a $0.03 decrease from lower non-operating income;

    offset by:

¡	a $0.02 increase from a lower share count; and
¡	a $0.04 increase from favorable foreign-exchange rates compared with the second quarter of fiscal 2009.

Operating income for the second quarter was $651 million, or 12.6 percent of net revenues, compared with $677 million, or 12.9 percent of net revenues, for the second quarter of fiscal 2009. Operating margin of 12.9 percent in the second quarter last year included a 30-basis-point benefit resulting from a reduction in reorganization liabilities in that quarter. Absent that benefit, operating margin in the second quarter last year would have been 12.6 percent.

Gross margin (gross profit as a percentage of net revenues) for the second quarter was 32.7 percent, compared with 30.8 percent for the second quarter last year. Selling, general and administrative (SG&A) expenses for the second quarter were $1.04 billion, or 20.0 percent of net revenues, compared with $958 million, or 18.2 percent of net revenues, for the second quarter last year. The change in gross margin and in SG&A as a percentage of net revenues compared with the second quarter last year was primarily due to the implementation of the company’s sales-effectiveness model, which the company described last quarter. This had no overall impact on reported operating expenses or operating margin.

The company’s effective tax rate for the second quarter was 27.8 percent, compared with 28.1 percent for the second quarter last year.

Net income (previously “Net income before noncontrolling interests” and “Income before minority interest”) for the second quarter was $462 million, compared with $502 million for the same period of fiscal 2009.

Operating cash flow for the second quarter was $660 million, and property and equipment additions were $44 million. Free cash flow, defined as operating cash flow net of property and equipment additions, was $616 million. For the same period last year, operating cash flow was $631 million; property and equipment additions were $53 million; and free cash flow was $578 million.

Days services outstanding, or DSOs, were 30 at Feb. 28, 2010, compared with 28 at Aug. 31, 2009.

Accenture’s total cash balance at Feb. 28, 2010 was $4.11 billion, compared with $4.54 billion at Aug. 31, 2009.

Utilization for the second quarter of fiscal 2010 was 88 percent, compared with 88 percent for the first quarter and 83 percent for the second quarter last year. Attrition for the quarter was 15 percent, compared with 12 percent for the first quarter and 9 percent for the second quarter last year.

New Bookings

New bookings for the second quarter were $6.52 billion and reflect a positive 6 percent foreign-currency impact when compared to new bookings in the second quarter last year.

¡	Consulting new bookings were $3.39 billion, or 52 percent of total new bookings.

¡	Outsourcing new bookings were $3.13 billion, or 48 percent of total new bookings.

Net Revenues by Operating Group

Net revenues by operating group for the second quarter were as follows:

¡	Communications & High Tech: $1,110 million, compared with $1,194 million for the second quarter of fiscal 2009, a decrease of 7 percent in U.S. dollars and 13 percent in local currency.

¡	Financial Services: $1,077 million, compared with $1,041 million for the same period last year, an increase of 3 percent in U.S. dollars and a decrease of 4 percent in local currency.

¡	Health & Public Service: $852 million, compared with $876 million* for the same period last year, a decrease of 3 percent in U.S. dollars and 7 percent in local currency.

¡	Products: $1,206 million, compared with $1,196 million* for the second quarter last year, an increase of 1 percent in U.S. dollars and a decrease of 5 percent in local currency.

¡	Resources: $929 million, compared with $953 million for the same period of fiscal 2009, a decrease of 3 percent in U.S. dollars and 10 percent in local currency.

*On Sept. 1, 2009, the Company formed the Health & Public Service operating group by combining various healthcare-related components of its Products operating group with its Public Service operating group. Prior-period amounts have been reclassified to conform to the current-period presentation.

Net Revenues by Geographic Region

Net revenues by geographic region for the second quarter were as follows:

¡	Americas: $2,203 million, compared with $2,298 million for the second quarter of fiscal 2009, a decrease of 4 percent in U.S. dollars and 7 percent in local currency.

¡	Europe, Middle East and Africa (EMEA): $2,386 million, compared with $2,415 million for the second quarter of fiscal 2009, a decrease of 1 percent in U.S. dollars and 9 percent in local currency.

¡	Asia Pacific: $587 million, compared with $553 million for the year-ago period, an increase of 6 percent in U.S. dollars and a decrease of 4 percent in local currency.

Share Repurchase Activity

During the second quarter of fiscal 2010, Accenture repurchased or redeemed 10.4 million shares for a total of $434 million, including 2.4 million shares repurchased in the open market. Accenture’s total remaining share repurchase authority at Feb. 28, 2010, was approximately $4.1 billion.

At Feb. 28, 2010, Accenture had approximately 726 million total shares outstanding, including 636 million Accenture plc Class A ordinary shares and 90 million Accenture SCA Class I common shares and Accenture Canada Holding, Inc. exchangeable shares.

Dividend

Accenture plc has declared a semi-annual cash dividend of 37.5 cents per share on Accenture plc Class A ordinary shares for shareholders of record at the close of business on April 16, 2010, and Accenture SCA will declare a semi-annual cash dividend of 37.5 cents per share on Accenture SCA Class I common shares for shareholders of record at the close of business on April 13, 2010. These dividends are both payable on May 14, 2010.

Business Outlook

Third Quarter Fiscal 2010

Accenture expects net revenues for the third quarter of fiscal 2010 to be in the range of $5.5 billion to $5.7 billion. This range assumes a foreign-exchange impact of positive 5 percent compared with the third quarter of fiscal 2009.

Full Fiscal Year 2010

The company’s business outlook for the full fiscal year now assumes a foreign-exchange impact of positive 3 percent compared with fiscal 2009. The annual business outlook provided in the company’s first-quarter earnings announcement in October assumed a foreign-exchange impact of positive 5 percent.

Accenture continues to target new bookings for fiscal 2010 in the range of $23 billion to $26 billion.

Accenture now expects net revenue growth for the full fiscal year to be at the low end of its guided range of negative 3 percent to positive 1 percent in local currency.

Reflecting its updated foreign-currency assumption, the company has lowered its outlook for diluted EPS for the full fiscal year by $0.06 and now expects diluted EPS to be in the range of $2.61 to $2.69. Accenture continues to expect operating margin for the full fiscal year to be 13.4 percent.

The company continues to expect operating cash flow to be in the range of $2.39 billion to $2.59 billion, property and equipment additions to be $290 million, and free cash flow to be in the range of $2.1 billion to $2.3 billion. The company also continues to expect the annual effective tax rate to be in the range of 30 percent to 32 percent.

Conference Call and Webcast Details

Accenture will host a conference call at 4:30 p.m. EDT today to discuss its second-quarter fiscal 2010 financial results. To participate, please dial +1 (800) 230-1059 +1 (612) 332-0107 outside the United States, Puerto Rico and Canada approximately 15 minutes before the scheduled start of the call. The conference call will also be accessible live on the Investor Relations section of the Accenture Web site at www.accenture.com.

A replay of the conference call will be available online at www.accenture.com beginning at 7:00 p.m. EDT today and continuing until Wednesday, June 23, 2010. A podcast of the conference call will be available online at www.accenture.com beginning approximately 24 hours after the call and continuing until Wednesday, June 23. The replay will also be available via telephone by dialing +1 (800) 475-6701 +1 (320) 365-3844 outside the United States, Puerto Rico and Canada and entering access code 148470 from 7:00 p.m. EDT today through Wednesday, June 23.

About Accenture

Accenture is a global management consulting, technology services and outsourcing company, with more than 181,000 people serving clients in more than 120 countries. Combining unparalleled experience, comprehensive capabilities across all industries and business functions, and extensive research on the world’s most successful companies, Accenture collaborates with clients to help them become high-performance businesses and governments. The company generated net revenues of US$21.58 billion for the fiscal year ended Aug. 31, 2009. Its home page is www.accenture.com.

Non-GAAP Financial Information

This press release includes certain non-GAAP financial information as defined by Securities and Exchange Commission Regulation G. Pursuant to the requirements of this regulation, reconciliations of this non-GAAP financial information to Accenture’s financial statements as prepared under generally accepted accounting principles (GAAP) are included in this press release. Financial results “in local currency” are calculated by restating current-period activity into U.S. dollars using the comparable prior-year period’s foreign-currency exchange rates.

Accenture’s management believes providing investors with this information gives additional insights into Accenture’s results of operations. While Accenture’s management believes that these non-GAAP financial measures are useful in evaluating Accenture’s operations, this information should be considered as supplemental in nature and not as a substitute for the related financial information prepared in accordance with GAAP.

Forward-Looking Statements

Except for the historical information and discussions contained herein, statements in this news release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those expressed or implied. These include, without limitation, risks that: our results of operations could be adversely affected by economic and political conditions and the effects of these conditions on our clients’ businesses and levels of business activity; our results of operations could be negatively affected if we cannot expand and develop our services and solutions in response to changes in technology and client demand; the consulting, systems integration and technology and outsourcing markets are highly competitive and we might not be able to compete effectively; our work with government clients exposes us to additional risks in the government contracting environment; clients may not be satisfied with our services; our results of operations could be adversely affected if our clients terminate their contracts with us; our outsourcing services subject us to operational and financial risk; our results of operations may be adversely affected by the type and level of technology spending by our clients; our profitability may suffer if we are not able to maintain favorable pricing rates and utilization rates; our business could be negatively affected by legal liability that results from our providing solutions or services; our profitability may suffer if we cannot anticipate the cost and complexity of performing our work or if we are not able to control our costs; our global operations are subject to complex risks, some of which might be beyond our control; our business and financial results may be adversely affected if we are unable to keep our supply of skills and resources in balance with client demand, including if we are unable to hire sufficient employees with the skills and background we require; liabilities could arise if our subcontractors or other third parties cannot deliver their project contributions on time or at all; legislative or regulatory action could materially and adversely affect us; we may be subject to criticism and negative publicity related to our incorporation in Ireland; we might be unable to achieve our business objectives if we are unable to manage the organizational challenges associated with our size; consolidation in the industries that we serve could adversely affect our business; our ability to attract and retain business may depend on our reputation in the marketplace; our share price could fluctuate due to numerous factors, including variability in revenues, operating results and profitability; as well as the risks, uncertainties and other factors discussed under the “Risk Factors” heading in our most recent annual report on Form 10-K and other documents filed with or furnished to the Securities and Exchange Commission. Statements in this news release speak only as of the date they were made, and Accenture undertakes no duty to update any forward-looking statements made in this news release or to conform such statements to actual results or changes in Accenture’s expectations.

###

Contact:

Roxanne Taylor

Accenture

+1 (917) 452-5106

roxanne.taylor@accenture.com

ACCENTURE PLC

CONSOLIDATED INCOME STATEMENTS

(In thousands of U.S. dollars, except share and per share amounts)

(Unaudited)

	Three Months Ended February 28,				Six Months Ended February 28,
	2010	% of Net Revenues	2009	% of Net Revenues	2010	% of Net Revenues	2009	% of Net Revenues
REVENUES:
Revenues before reimbursements (“Net revenues”)	$5,176,438	100%	$5,266,324	100%	$10,558,970	100%	$11,285,821	100%
Reimbursements	361,385		391,239		726,540		842,350

Revenues	5,537,823		5,657,563		11,285,510		12,128,171

OPERATING EXPENSES:
Cost of services:
Cost of services before reimbursable expenses	3,486,107	67.3%	3,643,999	69.2%	7,084,685	67.1%	7,775,688	68.9%
Reimbursable expenses	361,385		391,239		726,540		842,350

Cost of services	3,847,492		4,035,238		7,811,225		8,618,038
Sales and marketing	623,386	12.0%	519,226	9.9%	1,245,246	11.8%	1,082,418	9.6%
General and administrative costs	413,335	8.0%	438,641	8.3%	825,456	7.8%	945,380	8.4%
Reorganization costs (benefits), net	2,637		(13,009)		6,202		(9,904)

Total operating expenses	4,886,850		4,980,096		9,888,129		10,635,932

OPERATING INCOME	650,973	12.6%	677,467	12.9%	1,397,381	13.2%	1,492,239	13.2%
(Loss) gain on investments, net	(302)		(119)		32		1,241
Interest income	7,029		11,155		13,974		33,351
Interest expense	(4,519)		(3,214)		(9,000)		(6,614)
Other (expense) income, net	(13,791)		13,673		(7,892)		(12,734)

INCOME BEFORE INCOME TAXES	639,390	12.4%	698,962	13.3%	1,394,495	13.2%	1,507,483	13.4%
Provision for income taxes	177,511		196,554		407,818		411,842

NET INCOME	461,879	8.9%	502,408	9.5%	986,677	9.3%	1,095,641	9.7%
Net income attributable to noncontrolling interests in Accenture SCA and Accenture Canada Holdings Inc.	(58,470)		(87,335)		(132,451)		(195,468)
Net income attributable to noncontrolling interests – other (1)	(3,649)		(3,637)		(9,649)		(8,871)

NET INCOME ATTRIBUTABLE TO ACCENTURE PLC	$399,760	7.7%	$411,436	7.8%	$844,577	8.0%	$891,302	7.9%

CALCULATION OF EARNINGS PER SHARE:
Net income attributable to Accenture plc	$399,760		$411,436		$844,577		$891,302
Net income attributable to noncontrolling interests in Accenture SCA and Accenture Canada Holdings Inc. (2)	58,470		87,335		132,451		195,468

Net income for diluted earnings per share calculation	$458,230		$498,771		$977,028		$1,086,770

EARNINGS PER SHARE:
- Basic	$0.63		$0.66		$1.33		$1.43
- Diluted	$0.60		$0.63		$1.27		$1.37

WEIGHTED AVERAGE SHARES:
- Basic	638,695,204		620,461,500		635,092,477		621,322,235
- Diluted (3)	768,453,497		787,147,545		770,691,181		792,459,262
Cash dividends per share	$—		$—		$0.75		$0.50

(1)	Comprised primarily of noncontrolling interest attributable to the noncontrolling shareholders of Avanade, Inc.
(2)	Diluted earnings per share assumes the redemption of all Accenture SCA Class I common shares owned by holders of noncontrolling interests and the exchange of all Accenture Canada Holdings Inc. exchangeable shares for Accenture plc Class A ordinary shares on a one-for-one basis.
(3)	Diluted weighted average Accenture plc Class A ordinary shares in fiscal 2009 have been restated to reflect the impact of additional restricted share units issued to holders of restricted share units in connection with the payment of cash dividends.

ACCENTURE PLC

SUMMARY OF REVENUES

(In thousands of U.S. dollars)

(Unaudited)

	Three Months Ended February 28,		Percent (Decrease) Increase	Percent Decrease Local
	2010	2009	US$	Currency
OPERATING GROUPS
Communications & High Tech	$1,110,147	$1,193,656	(7%)	(13%)
Financial Services	1,076,879	1,040,705	3%	(4%)
Health & Public Service (1)	851,563	876,069	(3%)	(7%)
Products (1)	1,205,575	1,195,608	1%	(5%)
Resources	929,309	953,267	(3%)	(10%)
Other	2,965	7,019	n/m	n/m

TOTAL Net Revenues	5,176,438	5,266,324	(2%)	(8%)
Reimbursements	361,385	391,239	(8%)

TOTAL REVENUES	$5,537,823	$5,657,563	(2%)

GEOGRAPHY
Americas	$2,203,244	$2,298,382	(4%)	(7%)
EMEA	2,386,497	2,414,595	(1%)	(9%)
Asia Pacific	586,697	553,347	6%	(4%)

TOTAL Net Revenues	$5,176,438	$5,266,324	(2%)	(8%)

TYPE OF WORK
Consulting	$2,932,201	$3,030,048	(3%)	(9%)
Outsourcing	2,244,237	2,236,276	0%	(6%)

TOTAL Net Revenues	$5,176,438	$5,266,324	(2%)	(8%)

	Six Months Ended February 28,		Percent (Decrease) Increase	Percent Decrease Local
	2010	2009	US$	Currency
OPERATING GROUPS
Communications & High Tech	$2,269,460	$2,557,474	(11%)	(15%)
Financial Services	2,180,916	2,278,783	(4%)	(8%)
Health & Public Service (1)	1,798,075	1,819,403	(1%)	(4%)
Products (1)	2,409,635	2,580,570	(7%)	(10%)
Resources	1,893,472	2,032,495	(7%)	(11%)
Other	7,412	17,096	n/m	n/m

TOTAL Net Revenues	10,558,970	11,285,821	(6%)	(10%)
Reimbursements	726,540	842,350	(14%)

TOTAL REVENUES	$11,285,510	$12,128,171	(7%)

GEOGRAPHY
Americas	$4,432,308	$4,874,760	(9%)	(11%)
EMEA	4,936,869	5,287,681	(7%)	(11%)
Asia Pacific	1,189,793	1,123,380	6%	(3%)

TOTAL Net Revenues	$10,558,970	$11,285,821	(6%)	(10%)

TYPE OF WORK
Consulting	$6,052,440	$6,687,223	(9%)	(13%)
Outsourcing	4,506,530	4,598,598	(2%)	(5%)

TOTAL Net Revenues	$10,558,970	$11,285,821	(6%)	(10%)

n/m = not meaningful

(1)	On September 1, 2009, the Company formed the Health & Public Service operating group by combining various healthcare- related components of its Products operating group with its Public Service operating group. Prior-period amounts have been reclassified to conform to the current-period presentation.

ACCENTURE PLC

OPERATING INCOME BY OPERATING GROUP (OG)

(In thousands of U.S. dollars)

(Unaudited)

	Three Months Ended February 28,
	2010		2009
	Operating Income	Operating Margin	Operating Income	Operating Margin	(Decrease) Increase
OPERATING GROUPS
Communications & High Tech	$141,633	13%	$152,152	13%	$(10,519)
Financial Services	185,015	17%	96,168	9%	88,847
Health & Public Service (1)	36,799	4%	136,144	16%	(99,345)
Products (1)	141,209	12%	144,142	12%	(2,933)
Resources	146,317	16%	148,861	16%	(2,544)

Total	$650,973	12.6%	$677,467	12.9%	$(26,494)

	Six Months Ended February 28,
	2010		2009
	Operating Income	Operating Margin	Operating Income	Operating Margin	(Decrease) Increase
OPERATING GROUPS
Communications & High Tech	$286,013	13%	$331,308	13%	$(45,295)
Financial Services	379,882	17%	253,407	11%	126,475
Health & Public Service (1)	171,761	10%	262,591	14%	(90,830)
Products (1)	257,243	11%	333,810	13%	(76,567)
Resources	302,482	16%	311,123	15%	(8,641)

Total	$1,397,381	13.2%	$1,492,239	13.2%	$(94,858)

(1)	On September 1, 2009, the Company formed the Health & Public Service operating group by combining various healthcare-related components of its Products operating group with its Public Service operating group. Prior-period amounts have been reclassified to conform to the current-period presentation.

ACCENTURE PLC

CONSOLIDATED BALANCE SHEETS

(In thousands of U.S. dollars)

	February 28, 2010	August 31, 2009
	(Unaudited)
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$4,114,751	$4,541,662
Short-term investments	7,323	7,904
Receivables from clients, net	2,470,983	2,251,341
Unbilled services, net	1,118,919	1,110,444
Other current assets	1,062,476	1,079,163

Total current assets	8,774,452	8,990,514

NON-CURRENT ASSETS:
Unbilled services, net	62,930	94,496
Investments	30,162	29,011
Property and equipment, net	646,727	701,144
Other non-current assets	2,375,817	2,440,569

Total non-current assets	3,115,636	3,265,220

TOTAL ASSETS	$11,890,088	$12,255,734

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES:
Current portion of long-term debt and bank borrowings	$206	$594
Accounts payable	683,632	717,379
Deferred revenues	1,796,394	1,725,179
Accrued payroll and related benefits	2,137,896	2,423,883
Other accrued liabilities	1,191,091	1,371,924

Total current liabilities	5,809,219	6,238,959

NON-CURRENT LIABILITIES:
Long-term debt	199	361
Other non-current liabilities	2,639,767	2,630,208

Total non-current liabilities	2,639,966	2,630,569

TOTAL ACCENTURE PLC SHAREHOLDERS’ EQUITY	2,959,496	2,835,221

NONCONTROLLING INTERESTS	481,407	550,985

TOTAL SHAREHOLDERS’ EQUITY	3,440,903	3,386,206

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$11,890,088	$12,255,734

ACCENTURE PLC

CONSOLIDATED CASH FLOWS STATEMENTS

(In thousands of U.S. dollars)

(Unaudited)

	Three Months Ended February 28,		Six Months Ended February 28,
	2010	2009	2010	2009
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$461,879	$502,408	$986,677	$1,095,641
Depreciation, amortization and asset impairments	118,518	135,069	233,416	254,632
Share-based compensation expense	120,811	134,977	219,416	222,100
Change in assets and liabilities/other, net	(41,227)	(141,817)	(560,417)	(473,604)

Net cash provided by operating activities	659,981	630,637	879,092	1,098,769

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(44,046)	(52,613)	(78,863)	(124,489)
Purchases of businesses and investments, net of cash acquired	(2,266)	(1,499)	(89)	(2,806)
Other investing, net	(1,542)	881	1,738	14,291

Net cash used in investing activities	(47,854)	(53,231)	(77,214)	(113,004)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of ordinary shares	91,091	80,690	242,372	212,287
Purchases of shares	(434,257)	(356,819)	(885,527)	(1,046,771)
Cash dividends paid	—	—	(551,442)	(378,446)
Other financing, net	290	(23,820)	20,008	(14,939)

Net cash used in financing activities	(342,876)	(299,949)	(1,174,589)	(1,227,869)
Effect of exchange rate changes on cash and cash equivalents	(154,563)	(82,418)	(54,200)	(382,656)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	114,688	195,039	(426,911)	(624,760)

CASH AND CASH EQUIVALENTS, beginning of period	4,000,063	2,782,961	4,541,662	3,602,760

CASH AND CASH EQUIVALENTS, end of period	$4,114,751	$2,978,000	$4,114,751	$2,978,000